Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2024.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. For each of the periods presented, the unaudited pro forma condensed combined financial information reflects the combination of historical financial information of Seamless and INFINT, including (1) certain transactions required under the Business Combination Agreement; specifically (a) the Divestitures by Seamless of all of the equity interests that it owns in (i) TNG Asia, (ii) FNTI and (iii) GEA (“the Divested Entities”), (b) acquisition of an additional ownership share in Dynamic Indonesia, parent company of the WalletKu operating group, such that Seamless holds financial control of 79% of WalletKu, (c) exercise by the holder of a conversion right under the Convertible Bond Instrument to convert it into Seamless shares, and (2) the Business Combination, the payment of transaction costs associated therewith and the cash settlement of certain obligations in accordance with INFINT IPO (for purposes of this Exhibit 99.1, collectively, the “Transactions”). For purposes of this Exhibit 99.1, Seamless and INFINT are collectively referred to as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. The unaudited pro forma condensed combined balance sheet, which has been presented for the Combined Company as of June 30, 2024, gives effect to the Transactions as if they were consummated on June 30, 2024. The unaudited pro forma condensed combined statements of operations, which have been presented for the six months ended June 30, 2024 and for the year ended December 31, 2023, give pro forma effect to the Transactions as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Transactions taken place on June 30, 2024, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Transactions taken place on January 1, 2023, nor is it necessarily indicative of the results of operations of the Combined Company for any future period.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included elsewhere in this Form 8-K, the Proxy Statement/Prospectus, or INFINT’s periodic filings with the SEC:

●	The historical unaudited consolidated financial statements of Seamless as of and for the six months ended June 30, 2024 and the historical audited consolidated financial statements of Seamless as of and for the year ended December 31, 2023, and

●	The historical unaudited financial statements of INFINT as of and for the three and six months ended June 30, 2024 and the historical audited financial statements of INFINT as of and for the year ended December 31, 2023.

This unaudited pro forma condensed combined financial information should be read together with the sections of this Form 8-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Seamless” and INFINT’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Form 10-Q for the second quarter of 2024 and the section of the Proxy Statement/Prospectus entitled “Proposal No. 1— The Business Combination Proposal,” as well as other information included elsewhere in the Proxy Statement/Prospectus, which is incorporated herein by reference.

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Description of the Transactions

INFINT was a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. INFINT consummated its IPO of 17,391,200 units at an offering price of $10.00 per unit on November 23, 2021. Simultaneously with the closing of the INFINT IPO, INFINT completed the Private Placement of 7,032,580 warrants issued to the Sponsor, generating total proceeds of $7,032,580. On November 23, 2021, the underwriters exercised their over-allotment option in full, according to which the Company consummated the sale of an additional 2,608,680 Units, at $10.00 per Unit, and the sale of an additional 764,262 Private Warrants, at $1.00 per Private Warrant. Following the closing of the over-allotment option, the Company generated total gross proceeds of $207,795,642 from the INFINT IPO and the Private Placement, of which the Company raised $199,998,800 in the INFINT IPO, $7,796,842 in the Private Placement and of which $202,998,782 was placed in the Company’s trust account established in connection with the INFINT IPO.

On February 14, 2023, INFINT shareholders approved an amendment to INFINT’s memorandum and articles of association, to extend the date by which it has to consummate a Business Combination from February 23, 2023 to August 23, 2023 (or such earlier date as determined by the INFINT Board). Under Cayman Islands law, the amendment to the memorandum and articles of association took effect upon approval of the proposal to amend the memorandum and articles of association. In connection with the votes to approve the proposal to amend the memorandum and articles of association, the holders of 10,415,452 Class A ordinary shares of INFINT properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.49 per share, for an aggregate redemption amount of approximately $109.31 million, leaving approximately $100.59 million in INFINT’s trust account as of February 14, 2023.

On August 18, 2023, INFINT shareholders approved an amendment to INFINT’s memorandum and articles of association, to extend the date by which it has to consummate a Business Combination from August 23, 2023 to February 23, 2024, or such earlier date as determined by the Company’s board of directors (the “Second Extended Date”). Under Cayman Islands law, the amendment to the memorandum and articles of association took effect upon approval of the proposal to amend the memorandum and articles of association. In connection with the votes to approve the Second Extension Proposal, the holders of 2,176,003 Class A ordinary shares of INFINT properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.94 per share, for an aggregate redemption amount of approximately $23.8 million, leaving approximately $81.1 million in INFINT’s trust account as of August 18, 2023.

On February 16, 2024, INFINT shareholders approved an amendment to INFINT’s memorandum and articles of association, to extend the date by which it has to consummate a Business Combination from February 23, 2024 to November 23, 2024, or such earlier date as determined by the Board (the “Third Extended Date”). Under Cayman Islands law, the amendment to the memorandum and articles of association took effect upon approval of the proposal to amend the memorandum and articles of association. In connection with the votes to approve the Third Extension Proposal, the holders of 2,661,404 Class A ordinary shares of INFINT properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.36 per share, for an aggregate redemption amount of approximately $30.26 million, leaving approximately $53.97 million in INFINT’s trust account as of February 16, 2024. After the February 2024 Redemption, INFINT had 4,747,021 Class A shares outstanding and potentially redeemable in the future.

In accordance with the Business Combination Agreement, as amended, additional funds in the amount of $80,000 were deposited by Seamless to the trust account on February 20, 2024, and the required contributions continued to be deposited on or before the 23rd day of each subsequent calendar month into the trust account until the Third Extended Date or the date an initial business combination was completed.

On August 30, 2024, INFINT and Seamless consummated the Business Combination (the “Closing”) contemplated by the Business Combination Agreement between the parties dated August 3, 2022. INFINT is the legal acquirer of Seamless, in that all Seamless shares issued and outstanding immediately prior to the merger were canceled and converted into the right to receive INFINT ordinary shares. However, for financial reporting purposes, Seamless is deemed the accounting acquirer and INFINT the acquired company. See “Proposal No. 1— The Business Combination Proposal — Anticipated Accounting Treatment of the Business Combination.”

The following activities are reflected in the unaudited pro forma condensed combined financial statements below:

●	Prior to the Closing, related to certain matters that were required to take place per the Business Combination Agreement:

○	The Divestiture by Seamless of all of the equity interests that it owns in (a) TNG Asia, (b) FNTI and (c) GEA such that, upon consummation of these Divestitures, the Divested Entities are no longer Affiliates of Seamless or included in the consolidated financial statements of Seamless.

○	The acquisition of an additional ownership share in Dynamic Indonesia, the parent company of the WalletKu operating group, such that Seamless holds financial control of 79% of WalletKu.

○	The exercise by the holder of a conversion right under the Convertible Bond Instrument to convert that instrument into Seamless shares.

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●	In connection with the Closing:

○	The payment of transaction costs incurred by both Seamless and INFINT.

○	The conversion of INFINT’s Class B shares to Class A ordinary shares on a one-for-one basis.

○	INFINT’s contribution of all of its assets to Seamless, including but not limited to, the proceeds from the trust account (net of proceeds used to fund the redemption of the Class A ordinary shares held by eligible shareholders who properly elect to have their shares redeemed as of the Closing).

○	The issuance of an aggregate of 200,000 shares to vendors in connection with the Closing.

○	The issuance of promissory notes for approximately $5.7 million to EF Hutton LLC, approximately $3.2 million to Greenberg Traurig LLP, and $603,623 to INFINT Capital LLC.

○	Simultaneous with the Closing, New Seamless also completed a series of private financings, issuing a Convertible Note (convertible into 194,444 Ordinary Shares) for $1.94 million, 400,000 commitment shares, and warrants to purchase 136,110 Ordinary Shares in a private placement to a PIPE investor (the “PIPE Offering”), which raised $1.75 million in net proceeds.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, INFINT is treated as the acquired company for financial reporting purposes, and Seamless is treated as the accounting acquirer. In accordance with this accounting method, the Business Combination is treated as the equivalent of Seamless issuing stock for the net assets of INFINT, accompanied by a recapitalization. The net assets of INFINT are stated at historical cost, with no goodwill recorded, and operations prior to the Business Combination are those of Seamless. Seamless is deemed the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	Seamless’ existing equity holders hold a majority voting interest in the Combined Company;

●	Seamless’ existing equity holders have the ability to nominate and elect the majority of the Combined Company’s Board of Directors;

●	Seamless’ existing senior management team comprise the senior management of the Combined Company; and

●	Seamless’ operations comprise the ongoing operations of the Combined Company.

Basis of Pro Forma Presentation

In accordance with Article 11 of Regulation S-X, pro forma transaction adjustments to the historical combined financial information of Seamless and INFINT only give effect to events that are both factually supportable and directly attributable to the Transactions. The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. Seamless and INFINT have not had any historical relationship prior to the Business Combination. Therefore, preparation of the accompanying pro forma financial information did not require any adjustments related to such historical transactions other than an adjustment for the settlement of the balance on the promissory note owed by INFINT to Seamless (see Note 2, adjustment P).

Pursuant to INFINT’s current memorandum and articles of association, INFINT’s public shareholders were offered the opportunity to request that INFINT redeem their Class A ordinary shares for cash upon consummation of the Business Combination, irrespective of whether they vote for or against the Business Combination. If a public shareholder properly exercised its right to redemption of its shares, INFINT redeemed each share for cash equal to the public shareholder’s pro rata portion of the trust account.

The unaudited pro forma condensed combined financial information has been prepared to reflect the redemption of 4,652,105 Class A ordinary shares outstanding for $54,846,559.

There are no pro forma adjustments related to the outstanding public warrants and private placement warrants issued in connection with the IPO that are classified as equity in INFINT’s historical balance sheet, as such securities continue to be classified as equity after the Closing.

The following table provides a pro forma summary of the number and percentage of ordinary shares of the Combined Company that would have been outstanding if the Transactions had occurred on June 30, 2024:

Pro Forma Ownership(1)	New Seamless ordinary shares	% of Outstanding shares
Public shareholders(2)	94,916	0.20
Sponsor	4,483,026	9.63
Other converted Class B shareholders	1,250,058	2.69
Underwriters	99,999	0.22
Vendors	200,000	0.43
PIPE investor	400,000	0.86
Existing Seamless shareholders	40,000,000	85.97

(1) Excludes potential dilution from the exercise of warrants.

(2) Reflects the redemption of public shares (4,652,105 shares at a redemption price of $11.79 per share) upon the Business Combination.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only. The pro forma adjustments represent estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available. The accounting for certain instruments, including those issued in the PIPE Offering, is subject to change as additional information becomes available and additional analyses are performed, and such changes could be material once the final accounting positions and valuations are determined by the Company. Assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the Combined Company subsequent to consummation of the Transactions may differ significantly from the pro forma amounts reflected herein.

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PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024

(UNAUDITED)

	Historical Seamless (A)	Pro Forma Adjustments for Pre-Closing Transactions (B)		Historical Seamless Adjusted for Pre-Closing Transactions (F)	Historical INFINT	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets

Cash and cash equivalents	$48,615,329	$(1,366,454)		$47,248,875	$8,780	$55,617,522	(G)
						1,750,000	(Q)
						(300,000	)(H)
						(2,798,407	)(I)
						(528,750	)(J)
						(1,150,005	)(K)
						(160,000	)(L)
						(54,846,559	)(N)	$44,841,456
Restricted cash	4,782,536	(4,744,198)		38,338	-	-		38,338
Short-term investments	300,023	(300,023)		-	-	-		-
Accounts receivable, net	2,315,187	-		2,315,187	-	-		2,315,187
Escrow money receivable	3,547,629	(3,547,629)		-	-	-		-
Prepayments, receivables and other assets	22,960,400	(2,040,813)		20,919,587	-	528,750	(J)	21,448,337
Amounts due from related parties	5,714,588	(950,339)		4,764,249	-	(316,297	)(P)	4,447,952
Total current assets	88,235,692	(12,949,456)		75,286,236	8,780	(2,203,746)		73,091,270
Investment in an equity security	100,000	-		100,000	-			100,000
Equipment and software, net	928,301	(27,987)		900,314	-	-		900,314
Right-of-use assets, net	56,241	-		56,241	-	-		56,241
Intangible assets, net	8,665,543	(4,509,147)		4,156,396	-	-		4,156,396
Goodwill	26,999,726	-		26,999,726	-	-		26,999,726
Investments held in trust	-	-		-	55,457,522	160,000	(L)
						(55,617,522	)(G)	-
Deferred tax assets	621,796	-		621,796	-	-		621,796
Total assets	$125,607,299	$(17,486,590)		$108,120,709	$55,466,302	$(57,661,268)		$105,925,743

Liabilities

Borrowings	$18,025,806	$(6,862,104)		$11,163,702	$-	-		11,163,702
Client money payable	4,482,818	(4,482,818)		-	-	-		-
Accruals and other payables	40,998,979	(3,569,212)		37,429,767	4,451,195	(1,150,005	)(K)
						(3,200,000	)(S)	37,530,957
Lease liabilities	60,829	-		60,829	-	-		60,829
Receivables factoring	327,822	-		327,822	-	-		327,822
Convertible bonds	10,000,768	(10,000,768	)(D)	-	-	-		-
Promissory note from underwriter	-	-		-	-	5,700,000	(H)	5,700,000
Promissory note from attorney	-	-		-	-	3,200,000	(S)	3,200,000
Amounts due to related parties	90,403,958	(14,826,262)		75,577,696	969,704	(316,297	)(P)	76,231,103
Total current liabilities	$164,300,980	$(39,741,164)		$124,559,816	$5,420,899	$4,233,698		$134,214,413

Other non-current liabilities	53,009	-		53,009	-	-		53,009
Deferred tax liabilities	1,061,893	-		1,061,893	-	-		1,061,893
Long-term borrowings	2,706,152	(2,702,337	)(C)	3,815	-	-		3,815
Convertible note	-	-		-	-	1,500,000	(Q)	1,500,000
Deferred underwriting fee payable	-	-		-	5,999,964	(5,999,964	)(H)	-
Total liabilities	$168,122,034	$(42,443,501)		$125,678,533	$11,420,863	$(266,266)		$136,833,130

Class A common shares subject to possible redemption	-	-		-	55,457,522	160,000	(M)
						(55,617,522	)(M)	-
Noncontrolling interest subject to possible redemption	2,957,948	(2,957,948	)(C)	-	-	-		-

Shareholders’ (Deficit) Equity:

Class A common shares (O)	58,030	2,270	(C)(D)	60,300	-	(55,182	)(M)
						(465	)(N)	4,653
Class B common shares (O)	-	-		-	583	(583	)(M)	-
Preferred shares (O)	-	-		-	-	-		-
Additional paid-in capital	29,172,373	14,993,574	(C)(D)	44,165,947	-	85,445,653	(M)
						(12,267,073	)(M)
						(1,944,000	)(I)
						(54,846,094	)(N)	60,554,433
Accumulated deficit	(98,896,742)	12,919,015	(E)	(85,977,727)	(11,412,666)	12,267,073	(M)
						(27,522,366	)(M)
						(854,407	)(I)
						(36	)(H)
						(2,000,000	)(R)
						(160,000	)(M)	(115,660,129)
Accumulated other comprehensive income	(44,402)	-		(44,402)	-	-		(44,402)
Noncontrolling interests	24,238,058	-		24,238,058	-	-		24,238,058
Total Shareholders’ (Deficit) Equity	(45,472,683)	27,914,859		(17,557,824)	(11,412,083)	(1,937,480)		(30,907,387)
Total Liabilities, Redeemable Securities and Shareholders’ (Deficit) Equity	$125,607,299	$(17,486,590)		$108,120,709	$55,466,302	$(57,661,268)		$105,925,743

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(UNAUDITED)

	Historical Seamless	Pro Forma Adjustments for Pre-Closing Transactions (aa)		Historical Seamless Adjusted for Pre-Closing Transactions	Historical INFINT	Pro Forma Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$24,110,787	$(3,062,945	)(bb)	$21,047,842	$-	$-	$21,047,842
Cost of revenue	15,906,252	(2,129,693	)(cc)	13,776,559	-	-	13,776,559
Gross profit (loss)	8,204,535	(933,252)		7,271,283	-	-	7,271,283

Expenses
Selling expenses	9,759	(9,759	)(dd)	-	-	-	-
General and administrative	10,965,337	(2,942,980	)(dd)	8,022,357	824,072	52,875 (ff)
				-		5,268,301 (gg)	14,167,605
Administrative expenses from Related Party	-	-		-	72,000	-	72,000
	10,975,096	(2,952,739)		8,022,357	896,072	5,321,176	14,239,605
Operating income (loss)	(2,770,561)	2,019,487		(751,074)	(896,072)	(5,321,176)	(6,968,322)

Other expense (income)
Interest earned on marketable securities held in Trust Account	-	-		-	(1,660,225)	1,660,225 (hh)	-
Other expense (income), net	(498,446)	83,540	(dd)	(414,906)	-	-	(414,906)
Interest expense, net	3,826,722	(2,681,928	)(dd), (ee)	1,144,794	-	-	1,144,794
Total other expense (income), net	3,328,276	(2,598,388)		729,888	(1,660,225)	1,660,225	729,888
Loss before income taxes	(6,098,837)	4,617,875		(1,480,962)	764,153	(6,981,401)	(7,698,210)
Income tax expense	140,429	-		140,429	-	-	140,429
Net loss	$(6,239,266)	$4,617,875		$(1,621,391)	$764,153	$(6,981,401)	$(7,838,639)
Net income attributable to noncontrolling interests	(609,895)	-		(609,895)	-	-	(609,895)
Net loss attributable to controlling interests	$(6,849,161)	$4,617,875		$(2,231,286)	$764,153	$(6,981,401)	$(8,448,534)

Pro forma net loss per share information:
Weighted average shares outstanding	58,030,000				11,252,767		46,527,999	(ss)
Basic and diluted net loss per share attributable to controlling interests	$(0.12)				$0.07		$(0.18	)(ss)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(UNAUDITED)

	Historical Seamless	Pro Forma Adjustments for Pre-Closing Transactions (ii)		Historical Seamless Adjusted for Pre-Closing Transactions	Historical INFINT	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$53,255,361	$(7,447,535	)(jj)	$45,807,826	$-	$-		$45,807,826
Cost of revenue	35,899,057	(4,207,395	)(kk)	31,691,662	-	-		31,691,662
Gross profit (loss)	17,356,304	(3,240,140)		14,116,164	-	-		14,116,164

Expenses
Selling expenses	25,880	(25,880	)(ll)	-	-	-		-
General and administrative	23,976,209	(5,584,455	)(ll)	18,391,754	1,819,312	105,750	(nn)
				-		22,254,065	(oo)	42,570,881
Administrative expenses from Related Party	-	-		-	208,395	-		208,395
	24,002,089	(5,610,335)		18,391,754	2,027,707	22,359,815		42,779,276
Operating income (loss)	(6,645,785)	2,370,195		(4,275,590)	(2,027,707)	(22,359,815)		(28,663,112)

Other expense (income)
Interest earned on marketable securities held in Trust Account	-	-		-	(5,175,207)	5,175,207	(pp)	-
Transaction costs	-	-		-	-	3,014,407	(qq), (rr)	3,014,407
Other expense (income), net	(754,032)	(118,697	)(ll)	(872,729)	-	-		(872,729)
Interest expense, net	8,002,552	(5,688,163	)(ll), (mm)	2,314,389	-	-		2,314,389
Total other expense (income), net	7,248,520	(5,806,860)		1,441,660	(5,175,207)	8,189,614		4,456,067
Loss before income taxes	(13,894,305)	8,177,055		(5,717,250)	3,147,500	(30,549,429)		(33,119,179)
Income tax expense	523,481	-		523,481	-	-		523,481
Net loss	$(14,417,786)	$8,177,055		$(6,240,731)	$3,147,500	$(30,549,429)		$(33,642,660)
Net income attributable to noncontrolling interests	(888,764)	-		(888,764)	-	-		(888,764)
Net loss attributable to controlling interests	$(15,306,550)	$8,177,055		$(7,129,495)	$3,147,500	$(30,549,429)		$(34,531,424)

Pro forma net loss per share information:
Weighted average shares outstanding	58,030,000				15,857,599			46,527,999	(ss)
Basic and diluted net loss per share attributable to controlling interests	$(0.26)				$0.20			$(0.74	)(ss)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, INFINT is treated as the acquired company for financial reporting purposes, and Seamless is treated as the accounting acquirer. The Business Combination is treated as the equivalent of Seamless issuing stock for the net assets of INFINT, accompanied by a recapitalization. The net assets of INFINT are stated at historical cost, with no goodwill recorded. Operations prior to the Business Combination are those of Seamless.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 assumes that the Transactions were completed on June 30, 2024. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Transactions as if they had occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included elsewhere in this Form 8-K, the Proxy Statement/Prospectus, or INFINT’s periodic filings with the SEC:

●	The historical unaudited consolidated financial statements of Seamless as of and for the six months ended June 30, 2024 and the historical audited consolidated financial statements of Seamless as of and for the year ended December 31, 2023; and

●	The historical unaudited financial statements of INFINT as of and for the three and six months ended June 30, 2024 and the historical audited financial statements of INFINT as of and for the year ended December 31, 2023.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management as of the date of the unaudited pro forma condensed combined financial statements, and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

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NOTE 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2024

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 includes the following adjustments:

A – This column represents the historical consolidated balance sheet of Seamless as of June 30, 2024 prior to the divestiture of the Divested Entities, and with Seamless holding a 57.5% controlling financial interest in Dynamic Indonesia, the parent company of the WalletKu operating group, among other subsidiaries.

B – This column represents the combined impact of certain transactions required under the Business Combination Agreement that took place after the balance sheet date and prior to the Closing. Specifically, these transactions include: (1) the divestiture by Seamless of all of the equity interests that it owned in the Divested Entities such that the assets and liabilities of the Divested Entities are no longer included in the consolidated financial statements of Seamless, (2) the acquisition of an additional ownership share in Dynamic Indonesia, such that Seamless holds financial control of 79% of WalletKu, and (3) the exercise by the holder of a conversion right under the Convertible Bond Instrument to convert that instrument into Seamless shares (collectively, the “pre-Closing transactions”).

The transactions included in adjustments column B of the pro forma condensed combined balance sheet include:

Pro Forma Balance Sheet Line Item	Divestitures	Acquisition of Additional Ownership Shares of Dynamic Indonesia, Parent of Walletku	Conversion of Convertible Bonds into Seamless Shares	Total Adjustments
(1)	(2)	(3)	(B)
Assets
Cash and cash equivalents	$(1,366,454)	$-	$-	$(1,366,454)
Restricted cash	(4,744,198)	-	-	(4,744,198)
Short-term investments	(300,023)	-	-	(300,023)
Accounts receivable, net	-	-	-	-
Escrow money receivable	(3,547,629)	-	-	(3,547,629)
Prepayments, receivables and other assets	(2,040,813)	-	-	(2,040,813)
Amounts due from related parties	(950,339)	-	-	(950,339)
Total current assets	(12,949,456)	-	-	(12,949,456)
Investment in an equity security	-	-	-	-
Equipment and software, net	(27,987)	-	-	(27,987)
Right-of-use assets, net	-	-	-	-
Intangible assets, net	(4,509,147)	-	-	(4,509,147)
Goodwill	-	-	-	-
Investments held in trust	-	-	-	-
Deferred tax assets	-	-	-	-
Total assets	$(17,486,590)	$-	$-	$(17,486,590)

Liabilities
Borrowings	$(6,862,104)	$-	$-	$(6,862,104)
-
Client money payable	(4,482,818)	-	-	(4,482,818)
Accruals and other payables	(3,569,212)	-	-	(3,569,212)
Lease liabilities	-	-	-	-
Receivables factoring	-	-	-	-
Convertible bonds	-	-	(10,000,768	)(D)	(10,000,768)
Amounts due to related parties	(14,826,262)	-	-	(14,826,262)
Total current liabilities	$(29,740,396)	$-	$(10,000,768)	$(39,741,164)

Other non-current liabilities	-	-	-	-
Deferred tax liabilities	-	-	-	-
Long-term borrowings	(665,209)	(2,037,128	)(C)	-	(2,702,337)
Convertible bonds	-	-	-	-
Deferred underwriting fee payable	-	-	-	-
Total liabilities	$(30,405,605)	$(2,037,128)	$(10,000,768)	$(42,443,501)

Class A common shares subject to possible redemption	-	-	-	-
Noncontrolling interest subject to possible redemption	-	(2,957,948	)(C)	-	(2,957,948)

Shareholders’ (Deficit) Equity:
Class A common shares	-	660	(C)	1,610	(D)	2,270
Class B common shares	-	-	-	-
-
Preferred shares	-	-	-	-
Additional paid-in capital	-	4,994,416	(C)	9,999,158	(D)	14,993,574
Accumulated deficit	12,919,015	(E)	-	-	12,919,015
Accumulated other comprehensive income	-	-	-	-
Noncontrolling interests	-	-	-	-
Total Shareholders’(Deficit) Equity	12,919,015	4,995,076	10,000,768	27,914,859

Total Liabilities, Redeemable Securities and Shareholders’ (Deficit) Equity	$(17,486,590)	$-	$-	$(17,486,590)

8

C – As of June 30, 2024, Seamless owns 59.2% of Dynamic Indonesia, which owns 79% of the WalletKu operating group. The remaining 40.8% ownership in Dynamic Indonesia is reflected on the June 30, 2024 historical balance sheet as Noncontrolling interest subject to redemption because the remaining 40.8% ownership in Dynamic Indonesia is redeemable by the holder pursuant to a put option agreement. The holder exercised the put option prior to the Closing of the Business Combination, enabling Seamless to acquire the remaining shares of Dynamic Indonesia. Seamless then owned 100% of Dynamic Indonesia and thereby obtained 79% control over the WalletKu operating group. The put option agreement allowed Seamless to pay for the purchase price of the 40.8% interest in Dynamic Indonesia as well as to repay a loan with a principal amount of $2.04 million outstanding to the same party, by transferring new Seamless shares for the total. The pro forma adjustment C noted in the table above reflects the following:

Seamless shares issued:
Increase to common shares	$660
Increase to additional paid-in capital	4,994,416
Consideration to acquire remaining shares of Dynamic Indonesia	$4,995,076

Repayment of loan payable and reacquisition of noncontrolling interest:
Remove loan payable repaid with Seamless shares	$(2,037,128)
Remove noncontrolling interest reacquired with Seamless shares	(2,957,948)
$(4,995,076)

D – Represents the elimination of Seamless’ convertible bonds of $10,000,768 resulting from the bondholder’s election to convert such bond instruments into ordinary shares of Seamless prior to the Closing of the Business Combination. The convertible bonds are convertible into shares of Seamless in accordance with an amended and restated convertible bond instrument dated September 14, 2021 and are not directly convertible into shares of INFINT. Once converted into shares of Seamless, the bondholders will have the right to receive, in accordance with the terms of the Business Combination Agreement and the Payment Spreadsheet (as defined in the Business Combination Agreement), the number of New Seamless ordinary shares set forth in the Payment Spreadsheet. Thus, the shares held by the bondholders convert into INFINT shares in a proportion consistent with those of the other equity-holders of Seamless who will receive shares of INFINT upon the Closing of the Business Combination.

E – Represents a gain resulting from the Divestitures recorded in accumulated deficit.

F – This column in the pro forma condensed combined balance sheet represents Seamless on a pro forma basis after the transactions described in notes B through E above and prior to the Closing of the Business Combination.

9

G – Represents cash equivalents released from the trust account and relieved of restrictions regarding use upon the Closing of the Business Combination and, accordingly, were available for redemptions and general use by the Combined Company. Such amount represents a reclassification from the investments held in trust line of the pro forma balance sheet to the cash and cash equivalents line.

H – Represents the settlement of the underwriting fees incurred by INFINT in connection with the INFINT IPO, for which payment was deferred until consummation of the Business Combination. Of the $5,999,964 deferred underwriting fee payable that had been included on the historical balance sheet of INFINT, $300,000 was settled in cash and $5,700,000 was settled via a promissory note to the underwriter, with the $36 difference written off to retained earnings.

I – Represents cash used to pay transaction costs and advisory fees incurred in connection with the Business Combination, net of $3,281,895 previously paid and expensed. Certain additional transaction fees that are expected to be charged to expense on the statement of operations are presented as an increase to the accumulated deficit, and the impact of the transaction fees related to the issuance of shares are presented as a reduction of additional paid-in capital of the Combined Company.

J - Represents the recording of a $528,750 premium paid at the Closing for a Directors’ and Officers’ Liability insurance policy. The policy premium is being deferred on the balance sheet in prepayments, receivables and other assets and then expensed over the term of the related insurance policy.

K – Represents the payment of transaction costs that had been included in accrued expenses on the historical balance sheets of either Seamless or INFINT.

L – Represents the payment of extension fees by Seamless from its cash account to INFINT’s trust account in the amount of $80,000 per month for each of the months from July 1, 2024 through the Business Combination date of August 30, 2024 pursuant to the Business Combination Agreement, in order to extend the date by which the Business Combination must be consummated from August 23, 2023 to November 23, 2024 (the “Extension fees”).

M - Represents the net impact of the following pro forma adjustments related to the Transactions on the capital accounts of the Combined Company:

	Par Value(1)
	Class A Ordinary Shares	Founder Shares - Class B	Additional Paid-In Capital		Accumulated Deficit		Accumulated Other Comprehensive Income	Non-controlling Interests	Total Shareholders’ (Deficit) Equity		Class A shares subject to possible redemption	Noncontrolling Interest subject to redemption
Historical Seamless	$58,030	$-	$29,172,373		$(98,896,742)		$(44,402)	$24,238,058	$(45,472,683)		$-	$2,957,948
Adjustment for transactions prior to consummation of Business Combination:
Seamless’ divestiture of GEA, TNG and FNTI, increase in share holdings in parent company of Walletku, and conversion of convertible bonds into ordinary shares of Seamless(2)	2,270	-	14,993,574		12,919,015		-	-	27,914,859		-	(2,957,948)
Historical Seamless equity after giving effect to certain pre-Closing transactions	60,300	-	44,165,947		(85,977,727)		(44,402)	24,238,058	(17,557,824)		-	-
Historical INFINT equity	-	583	-		(11,412,666)		-	-	(11,412,083)		55,457,522	-
Extension payment expense for Seamless(3)	-	-	-		(160,000)		-	-	(160,000)		-	-
Extension payment income for INFINT(3)	-	-	-		160,000		-	-	160,000		-	-
Accretion in redemption value of INFINT’s Class A shares subject to possible redemption(4)	-	-	-		(160,000)		-	-	(160,000)		160,000	-
Seamless incentive compensation expense(5)	477	-	27,521,889		(27,522,366)		-	-	-		-	-
Seamless rollover equity	(60,777)	-	60,777		-		-	-	-		-	-
Class A shares issued for Seamless rollover equity	4,000	-	(4,000)		-		-	-	-		-	-
Conversion of INFINT’s founder shares to Class A common shares(6)	573	(573)	-		-		-	-	-		-	-
Conversion of Underwriters’ shares to Class A common shares(6)	10	(10)	-		-		-	-	-		-	-
Exchange of Class A common stock subject to possible redemption(7)	475	-	55,617,047		-		-	-	55,617,522		(55,617,522)	-
Transaction costs(8)	-	-	(1,944,000	)(I)	(854,407	)(I)	-	-	(2,798,407	)(I)	-	-
Reclassification of INFINT’s accumulated deficit to additional paid-in capital(9)	-	-	(12,267,073)		12,267,073		-	-	-		-	-
Deferred underwriting fees(10)	-	-	-		(36)		-	-	(36)		-
Vendor shares(11)	20	-	1,999,980		(2,000,000)		-	-	-		-
PIPE shares(12)	40	-	249,960		-		-	-	250,000		-
Redemption of Class A common stock(13)	(465)	-	(54,846,094)		-		-	-	(54,846,559)		-	-
Total pro forma adjustments to equity	(55,647)	(583)	16,388,486		(18,269,736)		-	-	(1,937,480)		(55,457,522)	-
Total pro forma balance	$4,653	$-	$60,554,433		$(115,660,129)		$(44,402)	$24,238,058	$(30,907,387)		$-	$-

(1)	These columns represent the par value of the ordinary shares.

(2)	Represents the combined effect of certain transactions that are expected to be completed prior to the Closing of the Business Combination. Specifically, the effects of these transactions on the capital accounts include:

10

	Effect of Pre-Closing Transactions	Class A Ordinary Shares	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ (Deficit) Equity	Noncontrolling Interest Subject to Redemption

(a)	Recognition of an income statement gain and a reduction of accumulated deficit resulting from the divestiture by Seamless of all of the equity interests that it owns in (i) TNG Asia, (ii) FNTI and (iii) GEA	$-	$-	$12,919,015	$12,919,015	$-
(b)	Reduction of noncontrolling interests and an increase in ordinary shares and additional paid-in capital from issuing additional shares of Seamless in exchange for an additional ownership share in Dynamic Indonesia, the parent company of the WalletKu operating group	660	4,994,416	-	4,995,076	(2,957,948)
(c)	An increase in ordinary shares and additional paid in capital and a reduction in Convertible bonds payable resulting from the exercise by the holder of a conversion right under the Convertible Bond Instrument to convert that instrument into Seamless shares	1,610	9,999,158	-	10,000,768	-
		$2,270	$14,993,574	$12,919,015	$27,914,859	$(2,957,948)

(3)	Represents an expense for Seamless and an increase in its accumulated deficit due to the Extension fees payable to INFINT’s Sponsor from July 1, 2023 through the Business Combination date of August 30, 2024 in order to extend the date by which the Business Combination must be consummated.

(4)	Represents INFINT’s recording of the Extension fees paid into the trust account as capital contributions from its Sponsor. The addition of funds to the trust account increases the value of INFINT’s Class A shares subject to possible redemption to match the amount of funds available in the trust account.

(5)	Represents employee compensation expense under Seamless’ 2022 Incentive Plan resulting from employee restricted stock units that vest upon the occurrence of the Business Combination and in the months thereafter. There is a resulting increase in Seamless’ accumulated deficit arising from the expense and an increase in common stock and additional paid-in capital from the issuance of the stock.

(6)	Represents the conversion of INFINT’s issued and outstanding Class B founder shares and Underwriter’s shares into Class A ordinary shares on a one-for-one basis immediately prior to consummation of the Business Combination; thus, it represents a reclassification within equity.

(7)	Represents the exchange of INFINT’s redeemable Class A ordinary shares issued to public holders in the INFINT IPO for shares that will no longer be subject to redemption.

(8)	Represents the impact of certain transaction costs that are expected to be charged to expense on the statement of operations as an increase to accumulated deficit, and the impact of other transaction costs that are attributable to issuing equity and the offering of securities as a reduction of additional paid-in capital of the Combined Company.

(9)	Represents the reclassification of INFINT’s historical accumulated deficit against the additional paid-in capital of the Combined Company. Seamless’ accumulated deficit will carry forward to the Combined Company since Seamless is deemed the acquirer for accounting purposes.

(10)	Represents the write-off of the remaining difference upon settlement of the deferred underwriting fees.

(11)	Represents $2,000,000 of expenses paid to vendors via the issuance of 200,000 shares at the Closing.

(12)	Represents the allocation of proceeds from the PIPE Offering to 400,000 shares and warrants to purchase 136,110 shares.

(13)	Represents the impact on the equity accounts of the public shareholders exercising their right for the redemption of 4,652,105 outstanding Class A ordinary shares in exchange for cash held in the trust account.

N – Represents the amount of cash used by INFINT for share redemptions, and the impact on the equity accounts, resulting from the public holders of INFINT’s Class A ordinary shares exercising their right for the redemption of 4,652,105 outstanding Class A shares, or 98.0% of the total public shares subject to redemption, in exchange for cash held in the trust account.

11

O – Issued and outstanding shares for each class of ordinary shares and preferred shares as of June 30, 2024 on a historical basis and on a pro forma basis are as follows:

	Historical as of June 30, 2024
	Issued and Outstanding		Pro Forma
	Seamless	INFINT	Issued		Outstanding
Preferred Shares	-	-	-		-

Common Shares
INFINT’s Class A public shareholders(1)	-	4,747,021	94,916		94,916
Existing Seamless shareholders	58,030,000	-	40,000,000	(2)	40,000,000	(2)
INFINT’s converted founder shares(3)	-	4,483,026	4,483,026		4,483,026
Other converted Class B shares(3)	-	1,250,058	1,250,058		1,250,058
Underwriters’ converted Class B shares(3)	-	99,999	99,999		99,999
Vendors(4)	-	-	200,000		200,000
PIPE investor(5)	-	-	400,000		400,000
Total Common Shares	58,030,000	10,580,104	46,527,999		46,527,999

(1)	Represents the shares held by INFINT’s public shareholders after giving effect to the redemption of the Class A ordinary shares upon consummation of the Business Combination.

(2)	Represents the Class A ordinary shares granted as merger consideration in exchange for the ordinary shares held by Seamless’ existing shareholders. The number of shares of New Seamless was determined by dividing Seamless’ Company Value (as defined in the Business Combination Agreement) of $400,000,000 by INFINT’s share price of approximately $10.00 per share, resulting in 40,000,000 shares.

(3)	Represents the Class A ordinary shares held by the initial sponsors of INFINT, other shareholders and the Underwriters upon the one-for-one conversion of the Class B shares into Class A ordinary shares immediately prior to the consummation of the Business Combination.

(4)	Represents the Class A ordinary shares granted to vendors as payment for their services at the Closing.

(5)	Represents the Class A ordinary shares issued in the PIPE Offering that occurred simultaneous with the Closing.

P – Represents the settlement of the balance on promissory note owed by INFINT to Seamless upon the consummation of the Business Combination.

Q – Represents the $1.75 million in net proceeds received upon completion of the PIPE Offering that occurred simultaneous with the closing of the Business Combination, of which $1.5 million was allocated to a convertible note and $0.25 million was allocated to equity (see Note M). Such classifications are preliminary and subject to change as additional information becomes available and additional analyses are performed, and such changes could be material once the final accounting positions and valuations are determined by the Company.

R – Represents $2,000,000 of expenses paid to vendors via the issuance of 200,000 shares at the Closing.

S – Represents $3,200,000 of accruals owed to an attorney settled via the issuance of a promissory note.

NOTE 3 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND FOR THE YEAR ENDED DECEMBER 31, 2023

Six Months Ended June 30, 2024

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 includes the following adjustments:

aa – The adjustments in this column reflect the effect of certain transactions that were completed prior to the Closing of the Business Combination as if the transactions had taken place on January 1, 2023, and which have an impact on the historical statement of operations of Seamless for the six months ended June 30, 2024. Specifically, these transactions include: (1) the divestiture by Seamless of all of the equity interests that it owned in the Divested Entities such that the Divested Entities are no longer Affiliates of Seamless or included in the consolidated financial statements of Seamless; and (2) the exercise by the holder of a conversion right under the Convertible Bond Instrument to convert that instrument into Seamless shares. The transactions included in adjustments column “aa” include:

Pro Forma Statement of Operations Line Item	Divestitures		Remove Interest on Convertible Bonds Payable		Total Adjustments
	(1)		(2)		(aa)

Revenue	$(3,062,945	)(bb)	$-		$(3,062,945)
Cost of revenue	(2,129,693	)(cc)	-		(2,129,693)
Gross profit (loss)	(933,252)		-		(933,252)

Expenses
Selling expenses	(9,759	)(dd)	-		(9,759)
General and administrative	(2,942,980	)(dd)	-		(2,942,980)
	(2,952,739)		-		(2,952,739)
Operating income (loss)	2,019,487		-		2,019,487

Other expense (income)
Other expense (income), net	83,540	(dd)	-		83,540
Interest expense, net	(1,686,456	)(dd)	(995,472	)(ee)	(2,681,928)
Total other expense (income), net	(1,602,916)		(995,472)		(2,598,388)
Loss before income taxes	3,622,403		995,472		4,617,875
Income tax expense	-		-		-
Net loss	$3,622,403		$995,472		$4,617,875
Net income attributable to noncontrolling interests	-		-		-
Net loss attributable to controlling interests	$3,622,403		$995,472		$4,617,875

Pro forma net loss per share information:
Weighted average shares outstanding	58,030,000		58,030,000		58,030,000
Basic and diluted net loss per share attributable to controlling interests	$0.06		$0.02		$0.08

Adjustments related to these pre-Closing transactions are as follows:

bb – Reflects the elimination of revenue of the Divested Entities.

cc – Reflects the elimination of the cost of revenue of the Divested Entities.

dd – Reflects the elimination of expenses of the Divested Entities.

ee – Reflects the removal of historical interest expense on the convertible bonds, as if the convertible bonds had been converted to ordinary shares on January 1, 2023.

12

Transaction accounting adjustments:

ff – Represents insurance expense for the Combined Company’s Directors’ and Officers’ liability insurance premium.

gg – Represents employee compensation expense under Seamless’ 2022 Incentive Plan from the vesting of restricted stock units.

hh – Represents the elimination of interest on the marketable securities held in INFINT’s trust account.

Year Ended December 31, 2023

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 includes the following adjustments:

ii – The adjustments in this column reflect the effect of certain transactions that were completed prior to the Closing of the Business Combination as if the transactions had taken place on January 1, 2023, and which would have an impact on the historical statement of operations of Seamless for the year ended December 31, 2023. Specifically, these transactions include: (1) the divestiture by Seamless of all of the equity interests that it owns in the Divested Entities such that the Divested Entities are no longer Affiliates of Seamless or included in the consolidated financial statements of Seamless; and (2) the exercise by the holder of a conversion right under the Convertible Bond Instrument to convert that instrument into Seamless shares. The transactions included in adjustments column “ii” include:

Pro Forma Statement of Operations Line Item	Divestitures		Remove Interest on Convertible Bonds Payable		Total Adjustments
	(1)		(2)		(ii)

Revenue	$(7,447,535	)(jj)	$-		$(7,447,535)
Cost of revenue	(4,207,395	)(kk)	-		(4,207,395)
Gross profit (loss)	(3,240,140)		-		(3,240,140)

Expenses
Selling expenses	(25,880	)(ll)	-		(25,880)
General and administrative	(5,584,455	)(ll)	-		(5,584,455)

	(5,610,335)		-		(5,610,335)
Operating income (loss)	2,370,195		-		2,370,195

Other expense (income)
Other expense (income), net	(118,697	)(ll)	-		(118,697)
Interest expense, net	(3,056,895	)(ll)	(2,631,268	)(mm)	(5,688,163)

Total other expense (income), net	(3,175,592)		(2,631,268)		(5,806,860)
Loss before income taxes	5,545,787		2,631,268		8,177,055
Income tax expense	-		-		-
Net loss	$5,545,787		$2,631,268		$8,177,055
Net income attributable to noncontrolling interests	-		-		-
Net loss attributable to controlling interests	$5,545,787		$2,631,268		$8,177,055

Pro forma net loss per share information:
Weighted average shares outstanding	58,030,000		58,030,000		58,030,000
Basic and diluted net loss per share attributable to controlling interests	$0.10		$0.05		$0.14

Adjustments related to these pre-Closing transactions are as follows:

jj – Reflects the elimination of revenue of the Divested Entities.

kk – Reflects the elimination of the cost of revenue of the Divested Entities.

ll – Reflects the elimination of expenses of the Divested Entities.

mm – Reflects the removal of historical interest expense on the convertible bonds, as if the convertible bonds had been converted to ordinary shares on January 1, 2023.

13

Transaction accounting adjustments:

nn – Represents insurance expense for the Combined Company’s Directors’ and Officers’ liability insurance premium.

oo – Represents employee compensation expense under Seamless’ 2022 Incentive Plan from the vesting of restricted stock units upon the occurrence of the Business Combination and during the first twelve months thereafter.

pp – Represents the elimination of interest on the marketable securities held in INFINT’s trust account.

qq – Includes $2,854,407 of transaction costs principally related to professional fees associated with the Transactions that are expected to be expensed at or around the time of the Closing, including $2.0 million paid to vendors via the issuance of shares. These costs are incremental to the transaction costs that are included in General and administrative expenses in the historical statements of operations of Seamless and INFINT for the six months ended June 30, 2024 and for the year ended December 31, 2023 (see Note 4). Such transaction costs are not expected to recur in the income of the Combined Company beyond 12 months after the Business Combination.

rr – Also included in the adjustment to transaction costs are the Extension fees totaling $160,000 that were paid by Seamless from July 1, 2024 through the Business Combination date of August 30, 2024 pursuant to the Business Combination Agreement, in order to extend the date by which the Business Combination must be consummated from August 23, 2023 to November 23, 2024. The expense for Extension fees is not expected to recur in the income of the Combined Company beyond 12 months after the Business Combination.

Net Loss per Share

ss – Represents the pro forma weighted average number of ordinary shares outstanding and pro forma net loss per share attributable to the controlling interest, calculated after giving effect to the Transactions, as follows:

	For the Six Months ended June 30, 2024	For the Year ended December 31, 2023
Numerator
Pro forma net loss attributable to controlling interest	$(8,448,534)	$(34,531,424)

Denominator
INFINT’s Class A public shareholders(1)	94,916	94,916
Existing Seamless equity holders(2)	40,000,000	40,000,000
INFINT’s converted founder shares(3)	4,483,026	4,483,026
Other converted Class B shares(3)	1,250,058	1,250,058
Underwriters’ converted Class B shares(3)	99,999	99,999
Vendors(4)	200,000	200,000
PIPE investor(5)	400,000	400,000
Basic and diluted weighted average shares outstanding	46,527,999	46,527,999

Net loss per common share attributable to controlling interest
Basic and diluted(6)	$(0.18)	$(0.74)

(1) Represents the shares held by INFINT’s public shareholders after giving effect to the redemption of the Class A ordinary shares upon consummation of the Business Combination.

(2) Represents the Class A ordinary shares granted as merger consideration in exchange for the ordinary shares held by Seamless’ existing shareholders.

(3) Represents the Class A ordinary shares held by the initial sponsors of INFINT, other shareholders and the Underwriters upon the one-for-one conversion of the Class B shares into Class A ordinary shares immediately prior to the consummation of the Business Combination.

(4) Represents the Class A ordinary shares granted to vendors as payment for their services at the Closing.

(5) Represents the Class A ordinary shares issued in the PIPE Offering that occurred simultaneous with the Closing.

(6) The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Transactions occurred as of January 1, 2023. Thus, consistent with this assumption, the weighted average shares outstanding reflect the ordinary shares as outstanding for the entire six months ended June 30, 2024 and year ended December 31, 2023.

Potentially dilutive shares have been deemed to be anti-dilutive due to the net loss position and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include 17,796,782 outstanding warrants issued in connection with the INFINT IPO and Private Placement, and 194,444 shares subject to conversion and warrants to purchase 136,110 shares issued pursuant to the PIPE Offering.

NOTE 4 – NONRECURRING ITEMS

The historical statements of operations of Seamless and INFINT for the six months ended June 30, 2024 and for the year ended December 31, 2023 include, in general and administrative expenses, a combined total of $1,200,952 and $2,341,690 of transaction costs, respectively.

The historical statements of operations of Seamless for the six months ended June 30, 2024 and for the year ended December 31, 2023 include, in general and administrative expenses, $560,000 and $2,540,000 of Extension fees, respectively.

Such transaction costs and Extension fees are not expected to recur in the income of the Combined Company beyond 12 months after the Business Combination.

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